Exhibit 10.1

October 15, 2004

Joseph Cross

President & CEO

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, IL 60446

Re:	Nanophase Technologies Corporation/Rohm and Haas Electronic Materials CMP Inc. Cooperation Agreement, as Amended

Dear Joe,

This will confirm our agreement with regard to exclusivity under our June 24, 2002 Cooperation Agreement (the “Agreement”) as follows:

1.	In 2005, exclusivity will be conditioned on RHEM’s purchase from Nanophase of at least [ * * * ] kilograms of Particles for applications in the Field at $[ * * * ] per kilogram of dry weight, purchased as follows: [ * * * ];

2.	In 2006, exclusivity will be conditioned on RHEM’s purchase of at least [ * * * ] kilograms of Particles for such year on a schedule to be mutually agreed upon by October 15, 2005; and

3.	If we meet the conditions above, we will remain mutually exclusive – i.e., Sections 2 and 3 will continue to remain in force and effect through 2006, without further action or discussion. If RHEM does not meet any of these conditions, either party may initiate Adjustment Discussions under Section 12 of the Agreement from the date the relevant condition was not met.

This will be deemed to be Amendment No. 2 to the Agreement and supercedes and replaces all contrary or inconsistent provisions related to exclusivity amounts and conditions during 2005 and 2006 contained in the Agreement and Amendment No.1 thereto. All other provisions of the Agreement, as amended by Amendment No. 1, remain in full force and effect.

* * * CONFIDENTIAL TREATMENT REQUESTED – this confidential portion has been omitted from this document and filed separately with the Commission.

Mr. Joseph Cross

October 15, 2004

Thanks for your cooperation and I look forward to our mutual success in the years ahead.

Yours truly,

/s/ Nicholas A. Gutwein
Nicholas A. Gutwein
President and CEO
for Rohm and Haas Electronic Materials CMP Inc.

Acknowledged and agreed

as of the date first listed above:

Nanophase Technologies Corporation

By:	/s/ Joseph Cross
Joseph Cross, President & CEO